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                                                                  Exhibit (j)(i)

CONSENT OF INDEPENDENT AUDITORS

Old Westbury Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 16 to Registration Statement No. 033-66528 on Form N1-A of our report dated December 14, 2001, appearing in the October 31, 2001 Annual Report to Shareholders, which is incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Prospectus which is part of such Registration Statement, and to the reference to us under the captions "Counsel and Independent Public Accountants" in the Statement of Additional Information and "Financial Highlights" in the Prospectus.


DELOITTE & TOUCHE LLP

New York, New York
January 28, 2002